EXHIBIT 1
       1                      STATE OF DELAWARE
                                    [CREST]
                         OFFICE OF SECRETARY OF STATE

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF IMMUNOTECHNOLOGY CORPORATION FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 1989, AT 9 O'CLOCK A.M.


[SEAL OF THE DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
STATE OF DELAWARE]                      /S/Michael Harkin, Secretary of State
                                        Authentication:  12433830
893190166                               Date: 11/30/1989

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                         CERTIFICATE OF INCORPORATION
                                     OF
                         ImmunoTechnology Corporation
                           (A Delaware Corporation)

FIRST. The name of this corporation is

                         ImmunoTechnology Corporation

     SECOND. The Corporation's Registered Office in the State of Delaware is located at 3151 Summerset Road, City of Wilmington, County of New Castle, Delaware 19801. The Corporation's Registered Agent at this address is Harvard Business Services, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The name and mailing address of the incorporator is:

             Name                          Mailing Address
             ----                          ---------------

      John D. Brasher, Jr.            5325 South Valentia Way, Suite 100
                                      Englewood, Colorado 80111

     Upon the filing of this Certificate of Incorporation the powers of the incorporator shall terminate. The names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected are:

             Name                          Mailing Address
             ----                          ---------------
     John A. Wise                     7800 South Elati, Suite 112
                                      Littleton, Colorado 80120

     Joseph S. Ventura                10542 Ravenscroft Drive
                                      Dallas, Texas 75230

     Gerald M. Haase                  5 East Belleview Drive
                                      Littleton, Colorado 80121

                               (CAPITAL STOCK)

FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is FIFTY FIVE MILLION (55,000,000), of which FIFTY MILLION (50,000,000) shares having a par value of $.00001 per share shall be of a class designated "Common Stock" and FIVE MILLION (5,000,000) shares having a par value of $.00001 per share shall be of a class designated "Preferred Stock." All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine.

The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:
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I. PREFERRED STOCK.

(a) Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

(b) Authority of Board for Issuance. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

(1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

(3) Whether the shares of that series shall be redeemable at the option of the Corporation or at the option of the holder of shares of that series and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

(4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, terms and amounts payable into such sinking fund;

(5) The rights to which the holders of the shares or series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up the Corporation, relative rights of priority; if any, of the shares of that series;

(6) Whether the shares of that series shall be converted into or exchangeable for shares of stock of any class other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the terms of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or such other event;

(7) Whether the issuance of any additional shares or series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences and rights of any such other series;

(8) Any other preferences, privileges and powers relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation's Charter as from time to time amended, and to the full extent hereinafter as permitted by the laws of Delaware.

(c) Dividends. Payment of dividends shall be as follows:
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(1) The holders of Preferred Stock of each series take preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors funds legally available therefor, all dividends, at the rate of such series fixed in accordance with the provisions of Article FIFTH and no more;

(2) Dividends may be paid upon, or declared or set for, any series of Preferred Stock in preference to the holder of any other series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such series;

(3) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash, in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common be purchased, redeemed or otherwise acquired for value Corporation, unless all dividends on all cumulative Preferred Stock with respect to all past dividend periods, and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;

(4) No dividend shall be deemed to have accrued on any share of Preferred Stock of any series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

(d) Dissolution or Liquidation. In the event of any voluntary or involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share in such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article FIFTH. If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Neither the consolidation nor merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.

(e) Voting Rights. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article FIFTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of such stock.

II. COMMON STOCK.

(a) Issuance. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

(b) Voting Powers. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and share of Common Stock shall have one vote in respect of all matters voted upon by the shareholders.

(c) Dividends. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, ro the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(d) Dissolution or Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

III. GENERAL MATTERS.

(a) Fully Paid and Non-assessable. Any and all shares of Common or Preferred

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Stock issued by the Corporation for which the full consideration as fixed in accordance with Article FIFTH of this Charter has been paid or delivered, shall be deemed fully paid and non-assessable shares.

(b) Amendment of Shareholder Rights. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

(c) Status of Certain Shares. Shares of Preferred or Common Stock which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued Common and Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series.

(d) Denial of Preemptive Rights. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

(e) Partial Liquidation. The Board of Directors may from time to time distribute to shareholders in partial liquidation, out of stated capital or capital surplus, a portion of the Corporation's assets, in cash or property, subject to any limitations set forth in the General Corporation Law of Delaware. Any such partial liquidation may be made without the vote or approval of shareholders. The Corporation may also from time to time redeem its Common or Preferred Stock, in accordance with law, without the vote or approval of its shareholders.

                             (VOTING OF SHAREHOLDERS)

SIXTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the
Corporation:

(a) Definitions. Whenever the term "total voting power" appears in this Charter, it shall mean all shares of the Corporation entitled to vote at a particular meeting or on any particular question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "voting power present" appears in this Charter, it shall mean that portion of the total voting power (if less than 100%) which is present at a legal meeting of the Corporation's shareholders, duly called and held, at which a quorum is present.

(b) Quorum. A majority of the shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.

(c) Vote Required. Any action to be taken by the Corporation's shareholders may be taken by a majority of the total voting power, except where this Charter or the Corporation's by-laws then in effect require a higher proportion of the total voting power. Nothing contained in this Article shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The By-laws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained.

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(d) Manner of Voting. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation's By-laws.

(e) Action Without Meeting. Any action by the shareholders may be taken by written consent, in lieu of a meeting and without prior notice or vote, of the holders of that proportion of the total voting power necessary to authorize such action. The manner of obtaining any such written consent shall be governed by the Corporation's Bylaws.

(f) Shareholder Ratification. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by a majority of a quorum of the shareholders having voting powers at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent in lieu of a meeting, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

               (CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS})

SEVENTH. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

(a) Number of Directors. The number of Directors shall be as fixed in the By-laws. In the absence of such provision in the By-laws, the Corporation shall have one (1) Director. Directors shall be elected by plurality vote and need not be elected by written ballot.

(b) Authority to Issue Securities. The Board of Directors of the Corporation is hereby empowered to authorize and direct the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, and securities exercisable for, convertible into or exchangeable for shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in the By-laws of the Corporation.

(c) Interested Directors. Any director individually, or any firm of which any director may be a member, or any corporation or association of which any director may be an officer or director or in which any director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that in case a director, or a firm of which a director is a member, or is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the Corporation who is also a director or officer or interested in such other corporation or association or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or not so interested or a member of a firm so interested.

(d) Removal of Directors.

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(i) A director of the Corporation, or the entire Board of Directors of the
Corporation, may be removed by the shareholders without cause only upon the affirmative vote of the holders of not less than 80% of the stock entitled to vote in the election of directors, without considering the vote of the director or directors sought to be removed.

(ii) A director may be removed for cause only by the affirmative vote of the holders of a majority of the stock entitled to vote upon his election, without considering the vote of the director sought to be removed.

(iii) As used herein, "cause" for the removal of a director shall be deemed to exist if (A) there has been a finding by not less than 2/3 of the entire Board of Directors (80% if the Board of Directors consists of five or more persons) that cause exists and the directors have recommended removal to the shareholders, or (B) any other cause defined by law.

(e) Removal of Officers and Employees. Unless the By-laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-laws or by authority of the Board of Directors.

(f) Corporate Opportunities. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to any business opportunity in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any officer, director or other member of management avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such area of interest on their own, and this doctrine shall not limit the rights of any officer, director or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation from any duties which he may have to this Corporation.

                                   (BY-LAWS)

EIGHTH. The initial By-laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws or adopt new By-laws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such By-laws or adopt new By-laws by the affirmative vote of at least two-thirds (2/3) of the total voting power. The By-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or this Charter.

               (INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS)

NINTH. The following provisions are hereby adopted for the purpose of defining and regulating certain rights of directors, officers and others in respect of indemnification and related matters.

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(a) Actions. Suits or Proceedings Other than by or in the Right of the
Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) Actions or Suits by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification for Costs. Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article NINTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article NINTH, or in defense of any claim, issue or matter therein, he may be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

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(d) Determination of Right to Indemnification. Any indemnification under
Sections (a) and (b) of this Article NINTH (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or(ii) if such disinterested majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections (a) and (b) of this Article NINTH.

(e) Advances of Costs. Charges and Expenses. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in Sections (a) or (b) of this Article NINTH in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, accompanied by evidence satisfactory to the Board of Directors of ability to make such repayment. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, Whether or not the Corporation is a party to such action, suit or proceeding.

(f) Procedure for Indemnification. Any indemnification under Sections (a), (b) and (c), or advance of costs, charges and expenses under Section (e) of this Article NINTH, shall be made prompt~y, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (e) of this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article NINTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections
(a) or (b) of this Article NINTH, nor the fact that there has been an actual determination by the Corporation "including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(g) Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections (a) or (b) of this Article NINTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

(h) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article NINTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

(i) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

(j) Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

(k) Amendment. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article NINTH. No amendment, termination or repeal of this Article NINTH shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

(1) Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Charter to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

(m) Restriction. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article NINTH who is adjudged liable for (i) a breach of duty to the Company or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (iii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

                     (EXCLUSION OF DIRECTOR LIABILITY)

TENTH. As authorized by Section 102(b)(7) of the General Corporation Law of Delaware, no director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of a Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of Delaware, as it now exists or may hereafter be amended, (iv) for any transaction from which the director derives an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article TENTH becomes effective. This Article TENTH shall apply to a person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director. This Article TENTH shall not be construed to limit or modify in any way any director's right to indemnification or other right whatsoever under this Charter, the Corporation's By-laws or the General Corporation Law of Delaware.

If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors, in addition to the limitation on personal liability-provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TENTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware does hereby make and file this Certificate.

INCORPORATOR:

/S/ JOHN D. BRASHER, JR.

                              STATE OF DELAWARE
                                    [CREST]
                         OFFICE OF SECRETARY OF STATE

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF IMMUNOTECHNOLOGY CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING IMMUNOTECHNOLOGY LABORATORIES, INC A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF UTAH, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1989, AT 2 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


[SEAL OF THE DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
STATE OF DELAWARE]                      /S/Michael Harkin, Secretary of State
                                        Authentication:  12461817
8999355384                              Date: 12/22/1989

                           CERTIFICATE OF OWNERSHIP
                                   MERGING
                      IMMUNOTECHNOLOGY LABORATORIES, INC.
                            (A Utah Corporation)
                                    INTO
                        IMMUNOTECHNOLOGY CORPORATION
                          (A Delaware Corporation)

     (Pursuant to Section 253 of the General Corporation Law of Delaware)

     ImmunoTechnology Laboratories, Inc., a corporation incorporated on the 12th day of November, 1985, pursuant to the provisions of the Utah Business Corporation Act DOES HEREBY CERTIFY that this Corporation owns at least 90% of the capital stock of ImmunoTechnology Corporation, a corporation incorporated on the 30th of November, 1989, pursuant to the provisions of the General Corporation Law of Delaware and that this Corporation, by resolution of its Board of Directors duly adopted by means of a unanimous written consent in lieu of a directors' meeting dated November 30, 1989, determined to and did merge itself into said ImmunoTechnology Corporation, which resolution is in the following words, to wit:

     WHEREAS, this Corporation lawfully owns 100% (and thus for statutory purposes at least 90%) of the outstanding capital stock of ImmunoTechnology Corporation, a corporation organized and existing under the laws of Delaware: and

     WHEREAS, this Corporation desires to merge itself into the said ImmunoTechnology Corporation and for said corporation to be possessed of all the estate, property, rights, privileges and franchises of this Corporation; therefore, be it

     RESOLVED, FIRST, that this Corporation merge itself into and it hereby does merge itself into said ImmunoTechnology Corporation and assumes all of its liabilities and obligations; and it is

     RESOLVED, SECOND, that the Certificate of Incorporation of said Immunotechnology Corporation shall continue to be the certificate of incorporation of the merged entity; and it is

     RESOLVED, THIRD, that the President and any Vice President and the Secretary or any assistant secretary, of this Corporation be and they hereby are directed to make and execute under corporate seal of this Corporation, a Certificate of Ownership setting forth a copy of this resolution to merge itself into said ImmunoTechnology Corporation and for said corporation to assume all of this Corporation's liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and it is

     RESOLVED, FOURTH, that the officers of this Corporation be and they are hereby authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect such merger.

     IN WITNESS WHEREOF, Whitney American Corporation has caused it corporate seal to be affixed and this certificate to be signed by John A Wise, its President, and attested by Gerald M. Haase, its Secretary, this 30th day of November, 1989.

                                    /S/ John A. Wise, President
(Seal)
Attest:  /S/ Gerald M. Haase, Secretary

                                 STATE OF UTAH
                              BUSINESS REGULATION

                          CERTIFICATE OF INCORPORATION
                                      OF
                                LJC CORPORATION

     THE UTAH DIVISION OF CORPORATION AND COMMERCIAL CODE, HEREBY CERTIFIES THAT DUPLICATE COPIES OF ARTICLES OF INCORPORATION FOR THE INCORPORATION OF

                                LJC CORPORATION

DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF THE UTAH BUSINESS CORPORATION ACT, HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE DIVISION OF CORPORATIONS AND COMMERCIAL CODE, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION OF

                                LJC CORPORATION

AND ATTACHES HERETO A DUPLICATE COPY OF THE ARTICLES OF INCORPORATION.
117672.

[SEAL OF THE DIVISION OF
CORPORATIONS AND COMMERCIAL CODE,
STATE OF UTAH]                          DATED THIS 12TH DAY OF NOVEMBER, 1985.
                                        /S/ RANDALL R. SMART, DIRECTOR,
                                        DIVISION OF CORPORATIONS AND
                                        COMMERCIAL CODE

                        ARTICLES OF INCORPORATION
                                   OF
                            LJC CORPORATION

     We, the undersigned, natural persons over the age of eighteen (18) years or more, acting as incorporators of the corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                               ARTICLE I

                            CORPORATE NAME

     The name of the Corporation is LJC CORPORATION.

                               ARTICLE II

                                DURATION

     The duration of the Corporation shall be perpetual.

                              ARTICLE III

                            GENERAL PURPOSES

     This Corporation is organized for the following purposes:

A. To purchase, sell and invest in new products, technologies and businesses of any and all types and kinds.

B. To acquire or merge into existing businesses.

C. To buy, sell, mortgage, exchange, lease, hold for investment or otherwise operate real and personal property of all kinds and any interest therein.

D. For any other purposes allowed by law.

E. The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to, or inference from, the terms of any provision of this or any other article hereof.

                               ARTICLE IV

                            AUTHORIZED SHARES

     The aggregate number of shares the Corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares with a par value of ONE TENTH OF ONE CENT ($0.001) per share. All stock of this Corporation shall be of the same class which shall be designated common stock.

                                ARTICLE V

                        COMMENCEMENT OF BUSINESS

     The Corporation will not commence business until at least ONE THOUSAND DOLLARS ($1,000) in cash or property has been received by it as consideration for the issuance of its shares.

                               ARTICLE VI

                      REGISTERED OFFICE AND AGENT

     The post office address of the Corporation's initial registered office is 420 East South Temple, Suite 334, Salt Lake City, UT 84111 and the name of its initial registered agent at such address is A.O. Headman, Jr.

                               ARTICLE VII

                           PRE-EMPTIVE RIGHTS

     The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

                               ARTICLE VIII

                                DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

James C. Berry               358 South Grant Street
                             Denver, CO  80290
Lawrence E. Jansen           6300 West Mansfield Ave., #67
                             Denver, CO  80235
Charles W. Pippenger         7447 South Lamar Street
                             Littleton, CO  80123

                                ARTICLE IX

                              INCORPORATORS

The names and addresses of the incorporators are:

James C. Berry               358 South Grant Street
                             Denver, CO  80290
Lawrence E. Jansen           6300 West Mansfield Ave., #67
                             Denver, CO  80235
Charles W. Pippenger         7447 South Lamar Street
                             Littleton, CO  80123

                                 ARTICLE X

                            NON-ASSESSABILITY

     Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                ARTICLE XI

                      EXEMPTION FROM CORPORATE DEBTS

     The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

                               ARTICLE XII

          COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or to) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

DATED this 7th day of November 1985.

/S/ Lawrence E. Jansen, Incorporator
/S/ James C. Berry, Incorporator
/S/ Charles W. Pippenger, Incorporator

     A.O. Headman, Jr., hereby accepts the appointment as registered agent for LJC Corporation.

/S/ A.O. Headman, Jr., Registered Agent

State of Colorado)
                 ) ss.
County of Denver )

     On the 7th day of November, 1985, personally appeared before me James C. Berry, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunder set my hand and seal this 7th day of November, 1985.

/S/ Rebecca N. [Frikes], Notary Public
Residing at 6502 S. Vance St., Littleton, CO  80123
My Commission Expires:  3-31-87

State of Colorado)
                 ) ss.
County of Denver )

     On the 7th day of November, 1985, personally appeared before me Lawrence
E. Jansen, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunder set my hand and seal this 7th day of November, 1985.

/S/ Rebecca N. [Frikes], Notary Public
Residing at 6502 S. Vance St., Littleton, CO  80123
My Commission Expires:  3-31-87

State of Colorado)
                 ) ss.
County of Denver )

     On the 7th day of November, 1985, personally appeared before me Charles
W. Pippenger, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunder set my hand and seal this 7th day of November, 1985.

/S/ Rebecca N. [Frikes], Notary Public
Residing at 6502 S. Vance St., Littleton, CO  80123
My Commission Expires:  3-31-87

State of Utah      )
                   ) ss.
County of Salt Lake)

     On the 30th day of October, 1985, personally appeared before me A.O. Headman, who being by me first duly sworn, declared that he is the registered agent who signed the foregoing document as the registered agent.

     IN WITNESS WHEREOF, I have hereunder set my hand and seal this 30th day of October, 1985.

/S/ Tanya M. Sargent, Notary Public
Residing at Salt Lake City, Utah
My Commission Expires:  1-13-86

                          ARTICLES OF AMENDMENT
                   TO THE ARTICLES OF INCORPORATION OF
                             LJC CORPORATION

     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:     The name of the Corporation is LJC CORPORATION.

SECOND:    The following amendment to the Articles of Incorporation of LJC
Corporation, was duly adopted by the shareholders of the corporation at a meeting held October 4, 1989, in the manner prescribed by the Utah Business Corporation Act, to Wit:

                            Article I - Name
                            ----------------

     The name of this corporation is IMMUNOTECHNOLOGY LABORATORIES, INC.

THIRD:     The number of shares of the corporation outstanding at the time of the adoption of such amendments was 1,158,000 and the number entitled to vote thereon was 1,158,000.

FOURTH:    The designation and number of outstanding shares of each classs entitled to vote thereon as a class were as follows, to wit:

     Class                         Number of Shares
     -----                         ----------------
     Common                          1,158,000

FIFTH:     The number of shares voted for such amendment was 644,300, with -0-
opposing and -0- abstaining.

SIXTH:     This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

SEVENTH:   This amendment does not effect a change in the stated capital of the corporation as set forth above.

     IN WITNESS WHEREOF, the undersigned president and secretary having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation this 7th day of October, 1989.

LJC Corporation                  Attest:

By /S/ Rebecca N. Semone         /S/ Charles W. Pippenger
-------------------------        ------------------------
President                        Vice President

State of Colorado)
                 ) ss.
County of Denver )

     Subscribed and sworn before me this 7th day of October, 1989, by Rebecca
N. Semone, President of LJC Corporation.

/S/ John D. Brasher, Jr., Notary Public
Residing at 3212 South Florence Ct., Denver, CO  80231

State of Colorado)
                 ) ss.
County of Denver )

     Subscribed and sworn before me this 7th day of October, 1989, by Charles
W. Pippenger, Vice President of LJC Corporation.

/S/ John D. Brasher, Jr., Notary Public
Residing at 3212 South Florence Ct., Denver, CO  80231